                           SCHEDULE 14A INFORMATION

      Proxy Statement Pursuant to Section 14(a) of the Securities Exchange
                          Act of 1934 (Amendment No. )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]


Check the appropriate box:

[_]  Preliminary Proxy Statement            [_]  Confidential, for  Use of the
                                                 Commission Only (as Permitted
[X]  Definitive Proxy Statement                  by Rule 14a-6(e)(2))

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)24O.14a-12


                               PhotoWorks, Inc.
    -----------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                                Not applicable
    -----------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

  Payment of Filing Fee (Check the appropriate box):

[X]   No fee required.

[_]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and O-11.

     (1)    Title of each class of securities to which transaction applies:

     (2)    Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)    Proposed maximum aggregate value of transaction:

     (5)    Total fee paid:

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-1l(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)    Amount Previously Paid:

     (2)    Form, Schedule or Registration Statement No.:

     (3)    Filing Party:

     (4)    Date Piled:

   Notes;

                               PHOTOWORKS, INC.
                      (Formerly Seattle FilmWorks, Inc.)

                   Notice of Annual Meeting of Shareholders
                    To be held on Tuesday, February 6, 2001

To the Shareholders of PhotoWorks, Inc.:

Notice is hereby given that the Annual Meeting of Shareholders of Photo Works, Inc. (the "Company") will be held at 10:00 a.m. Pacific Standard Time, on Tuesday, February 6, 2001, at The Four Seasons Hotel, Metropole Room, 411 University Street, Seattle, Washington 98101, for the following purposes:

     1. To elect three (3) Class I directors to serve a three year term and two (2) Class III directors to serve a two year term.

     2. To approve an amendment to the Company's 1999 Incentive Stock Compensation Plan to increase the number of shares of the Company's Common Stock reserved for issuance thereunder from 800,000 shares to 1,300,000 shares.

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.


Shareholders of record at the close of business on December 7, 2000, will be entitled to notice of and to vote at the Annual Meeting and any adjournment or postponement of the Annual Meeting.


                                       By Order of the Board of Directors

                                       /s/ Loran Cashmore Bond
                                       Loran Cashmore Bond
                                       Secretary

1260 - 16th Avenue West
Seattle, Washington 98119
December 29, 2000

--------------------------------------------------------------------------------

                            YOUR VOTE IS IMPORTANT
                            ======================

The Company invites all shareholders to attend the Annual Meeting in person. Whether or not you plan to attend the meeting in person, please sign, date and return the accompanying proxy in the enclosed stamped envelope. This will ensure the presence of a quorum at the meeting. Promptly signing, dating and returning the Proxy will save the Company the expense of additional solicitations. Your proxy is revocable at your request at any time before it is voted. Any shareholder may attend the Annual Meeting and vote in person even if that shareholder has returned a proxy card.

        Your copy of the Company's Annual Report for the fiscal year ended September 30, 2000 is enclosed.

--------------------------------------------------------------------------------

                               PhotoWorks, Inc.
                      (Formerly Seattle FilmWorks, Inc.)
                            1260 - 16th Avenue West
                           Seattle, Washington 98119

                                PROXY STATEMENT

General

The Company is furnishing this Proxy Statement and the enclosed proxy (which are being mailed to shareholders on or about January 3, 2001) in connection with the solicitation of proxies by the Board of Directors of PhotoWorks, Inc. (the "Company") for use at the Annual Meeting of Shareholders to be held on Tuesday, February 6, 2001, at 10:00 a.m. local time at the Four Seasons Hotel, Metropole Room, 411 University Street, Seattle, Washington 98101, and at any adjournment thereof (the "Annual Meeting").

Record Date and Outstanding Shares

The Company has called the Annual Meeting for the purposes stated in the accompanying Notice of Annual Meeting of Shareholders. All holders of Common Stock of the Company ("Common Stock") and Series A Preferred Stock (the "Preferred Stock") as of the close of business on December 7, 2000 (the "Record Date"), are entitled to vote at the meeting. As of December 7, 2000, there were 16,505,659 shares of Common Stock outstanding and 15,000 shares of Preferred Stock outstanding. The Company's Common Stock trades on the Nasdaq Stock Market under the symbol FOTO.

Quorum

A quorum for the Annual Meeting will consist of a majority of the aggregate number of outstanding shares of Common Stock and Preferred Stock entitled to vote at the Annual Meeting, present in person or by proxy. Shareholders of record who are present at the meeting in person or by proxy and who abstain, including brokers holding customers' shares of record who cause abstentions to be recorded at the meeting, are considered shareholders who are present and entitled to vote and count toward the quorum.

Voting

Each share of Common Stock outstanding on the Record Date is entitled to one vote at the Annual Meeting on all matters presented at the Annual Meeting. Each share of Preferred Stock outstanding on the Record Date is entitled to 210.526 votes per share on all matters presented at the Annual Meeting. All shares represented by proxies will be voted in accordance with shareholder directions. Holders of the Common Stock and Preferred Stock vote together on all matters presented at the Annual Meeting, except that the holders of the Preferred Stock voting as a separate group are entitled to elect two directors separately from the Common Stock. If the accompanying proxy is properly signed and is not revoked by the shareholder, the shares it represents will be voted at the Annual Meeting by the proxy holder in accordance with the instructions of the shareholder. If no specific instructions are designated, the shares will be voted as recommended by the Board of Directors.

The Company is not aware, as of the date hereof, of any matters to be voted upon at the Annual Meeting other than as stated in the Proxy Statement and the accompanying Notice of Annual Meeting of Shareholders. If any other matters are properly brought before the Annual Meeting, the enclosed Proxy gives discretionary authority to the persons named therein to vote the shares in their discretion.

Under Washington law and the Company's Amended and Restated Articles of Incorporation and Bylaws, if a quorum exists at the meeting, the three nominees (other than those nominees of the Preferred Stock) who receive the greatest number of votes cast for the election of directors by the shares present in person or represented by proxy and entitled to vote shall be elected directors. Abstentions will have no impact on the outcome of this proposal since they have not been cast in favor of any nominee. There can be no broker non-votes on this matter since brokers who hold shares for the accounts of their clients have discretionary authority to vote such shares with respect to the election of directors. Two directors, Messrs. Chapin and Goodrich, are the nominees of the Preferred Stock. The affirmative vote of a majority of the Preferred Stock is required for the election of Messrs. Chapin and Goodrich.

Revocability of Proxies

A proxy may be revoked at any time before it is voted at the meeting. Any shareholder who attends the meeting and wishes to vote in person may revoke his or her proxy at that time. Otherwise, to revoke a proxy a shareholder must deliver a proxy revocation, or another duly executed proxy bearing a later date, to the Corporate Secretary of the Company, at 1260 16th Avenue West, Seattle, Washington 98119, before the Annual Meeting or at the Annual Meeting. Attendance at the Annual Meeting will not revoke a shareholder's proxy unless the shareholder votes in person at the meeting.

Solicitation of Proxies

The proxy accompanying this Proxy Statement is solicited by the Board of Directors of the Company. Proxies may be solicited by officers, directors, and regular supervisory and executive employees of the Company, none of whom will receive any additional compensation for their services. In addition, the Company may engage an outside proxy solicitation firm to render proxy solicitation services and, if so, will pay a fee for such services. Solicitations of proxies may be made personally, or by mail, telephone, telecopier or messenger. The Company, if requested, will pay persons holding shares of Common Stock in their names or in the names of nominees, but not owning such shares beneficially, such as brokerage houses, banks and other fiduciaries, for the expense of forwarding materials to their principals. All of the costs of solicitation of proxies will be paid by the Company. Proxies and ballots will be received and tabulated by ChaseMellon Shareholder Services, an independent business entity not affiliated with the Company.

Voting Securities and Principal Holders

The following table sets forth information, as of November 30, 2000, with respect to all shareholders known by the Company who beneficially own more than 5% of the Company's Common Stock and of the Preferred Stock. Except as noted below, each person or entity has sole voting and investment power with respect to the shares shown.

                                                     Amount and Nature                             Percent of
Name and Address                                  of Beneficial Ownership                             Class
-------------------------------------------------------------------------------------------------------------------
Common Stock
------------
Fidelity Management & Research Company (1)               1,635,000                                  10.03%
Low-Priced Stock Fund
82 Devonshire Street
Boston, MA 02109

T. Rowe Price Associates, Inc. (2)                       1,200,600                                   7.30%
Small-Cap Value Fund, Inc.
100 East Pratt Street
Baltimore, MD 21202

Dimensional Fund Advisors (3)                            1,196,087                                   7.33%
1299 Ocean Avenue, 11/th/ Floor
Santa Monica, CA 90401

Sawtooth Capital Management, L.P. (4)                    1,157,540                                   7.00%
Sawtooth Capital Management, Inc.
Sawtooth Partners, L.P.
Bartley B. Blout
1801 Century Park East, Suite 460
Los Angeles, CA 90067

Zesiger Capital Group LLC (5)                            1,787,100                                  10.90%
320 Park Avenue, 30/th/ Floor
New York, NY 10022

Gary R. Christophersen (6)                                 911,865                                   5.45%
1260 16th Avenue West
Seattle, WA   98119

Preferred Stock
---------------
The Tahoma Fund, L.L.C. (7)                                 10,000                                    67%
Orca Bay Capital Corporation
Orca Bay Partners, L.L.C
Tim Carver and Alexa Carver
Stanley McCammon
Aaron Singleton
John E. McCaw, Jr.
Ross Chapin
P.O. Box 21749
Seattle, WA 98111

Madrona Venture Fund I-A, L.P. (8)                           5,000                                     33%
Madrona Venture Fund I-B, L.P.
Madrona Managing Director Fund LLC
Madrona Investment Partners LLC
Paul Goodrich
1000 2/nd/ Avenue - Suite 3700
Seattle, WA 98104

(1) The holding shown is as reported in a Schedule 13G filed February 14, 2000, by FMR Corp., the parent of Fidelity Management & Research Company ("Fidelity Management"), pursuant to Rule 13d-1 under the Exchange Act. In its Schedule 13G, FMR Corp. has indicated that all of these shares are held by Fidelity Management as a result of Fidelity Management's role as investment adviser to the investment company of Fidelity Low-Priced Stock Fund. Edward C. Johnson III (Chairman of FMR Corp.), FMR Corp. (through its control of Fidelity Management), and the funds each has power to dispose of the 1,635,000 shares owned by the Funds. However, the sole power to vote or direct the voting of these shares resides with the Funds' Boards of Trustees. Fidelity Management carries out the voting of the shares under the written guidelines established by the Funds' Boards of Trustees.

(2) The holding shown is as reported by T. Rowe Price Associates, Inc. ("Price Associates") in a Schedule 13G filed February 14, 2000 by Price Associates pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Price Associates has indicated that these shares are held by it in its capacity as investment advisor to various individual and institutional investors. According to the Schedule 13G filed by Price Associates, Price Associates has sole dispositive power with respect to all of these shares, and T. Rowe Price Small-Cap Value Fund, Inc. has sole voting power with respect to 1,200,000 of these shares.

(3) The holding shown is as reported by Dimensional Fund Advisors ("Dimensional") in a Schedule 13G filed February 4, 2000 by Dimensional pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Dimensional has indicated that these shares are held by it in its capacity as investment advisor to four investment companies and serves as investment manager to certain other investment vehicles, including commingled trusts. (These investment companies and investment vehicles are the "Portfolios"). According to the Schedule 13G filed by Dimensional Fund Advisors, Dimensional in its role as investment advisor and investment manager, possesses both sole voting and dispositive power with respect to all of these shares. All securities reported in the 13G filed by Dimensional are owned by the Portfolios, and Dimensional disclaims beneficial ownership of such securities.

(4) The holding shown is as reported by Sawtooth Capital Management, L.P., Sawtooth Capital Management, Inc., Sawtooth Partners, L.P., and Bartley Boyd Blout ("Sawtooth"), in a Schedule 13G filed February 23, 2000 pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Sawtooth has indicated that these shares are held by Sawtooth Capital Management LP, ("SCMLP") as a registered investment advisor whose clients, including Sawtooth Parters LP ("SPLP") have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the common stock of the Issuer. No individual client, other than SPLP, holds more than 5% of the common stock of the Issuer. SCMLP is the sole general partner of SPLP. Sawtooth Capital Management, Inc., ("SCMI") is the sole general partner of SCMLP. Mr. Blout is the president and the controlling shareholder of SCMI. In its Schedule 13G, Sawtooth has indicated that SPLP has shared voting and dispositive power with respect to 933,040 shares, SCMLP has shared voting and dispositive power with respect to 1,095,540 shares and SCMI and Mr. Blout have shared voting and dispositive power with respect to 1,157,540 shares.

(5) The holding shown is as reported by Zesiger Capital Group, LLC, ("ZCG"), in a Schedule 13G filed May 4, 2000 pursuant to Rule 13d-1 under the Securities Exchange Act of 1934, as amended ("the Exchange Act"). Zesiger has indicated that clients for whom ZCG acts as an investment advisor may withdraw dividends or the proceeds of sales from the accounts managed by ZCG. No single client account owns more than 5% of the securities. In its
     Schedule 13G, Zesiger has indicated the ZCG has sole voting power with respect to 1,137,000 shares and sole dispositive power with respect to 1,787,100 shares. ZCG disclaims beneficial ownership of all securities. Such securities are held in discretionary accounts which ZCG manages.

(6) Includes options to purchase 44,062 shares of Common Stock granted under the Company's Stock Option Plans which are currently exercisable or exercisable within 60 days of September 30, 2000.

(7) The holding shown is as reported by Orca Bay Partners, LLC ("Orca Bay") in a Schedule 13G filed February 24, 2000. Orca Bay is the Manager of The Tahoma Fund, LLC ("Tahoma"). Orca Bay Captial Corporation ("OBCC"), Tim and Alexa Carver ("Carver"), Stanley McCammon ("McCammon"), John E. McCaw, Jr. ("McCaw"), Ross Chapin ("Chapin") and Aaron Singleton ("Singleton") are all affiliates of Orca Bay. The schedule 13G relates to shares of Series A Preferred Stock, $.01 par value with a stated value of $1,000 per share ("Series A Preferred Stock") convertible into common stock, $.01 par value ("Common Stock"). Each share of Series A Preferred Stock is convertible into shares of Common Stock of the Company at an initial conversion price of $210.526 per share of Common Stock, subject to anti-dilution protection. The total Common Stock covered by the Schedule 13G, when converted, equals 2,105,261 shares. In addition, the Schedule 13G relates to 526,316 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $6.00 per share ("Warrant Shares"). The total converted shares of Common Stock from the Series A Preferred Stock and the Warrant Shares (2,631,577 shares) together represent 13.9% of the Common Stock, based on 16,347,890 shares outstanding as of the date of the Schedule 13G. According to the
     Schedule 13G filed by Orca Bay the following describes the ownership of Common Stock by the Reporting Person and its respective affiliated parties:

          Tahoma:
          -------
          (a)  Amount beneficially owned: 2,052,631
          (b)  Percent of class: 11.2%
          (c)  Number of shares as to which such person has:
               (i)   Sole power to vote or direct the vote: 2,052,631
               (ii)  Shared power to vote or to direct the vote: 2,631,577 (1)
               (iii) Sole power to dispose or to direct the disposition of:
                     2,052,631
               (iv)  Shared power to dispose or to direct the disposition of:
                     2,631,577 (1)

          Orca Bay:
          ---------
          (a)  Amount beneficially owned: 2,631,577 (1)
          (b)  Percent of class: 13.9%
          (c)  Number of shares as to which such person has:
               (i)   Sole power to vote or direct the vote:  0
               (ii)  Shared power to vote or to direct the vote:  2,631,577 (1)
               (iii) Sole power to dispose or to direct the disposition of: 0
               (iv)  Shared power to dispose or to direct the disposition of:
                     2,631,577 (1)

          McCaw:
          ------
          (a)  Amount beneficially owned: 521,053
          (b)  Percent of class: 3.1%
          (c)  Number of shares as to which such person has:
               (i)   Sole power to vote or direct the vote: 521,053
               (ii)  Shared power to vote or to direct the vote: 2,631,577 (1)
               (iii) Sole power to dispose or to direct the disposition of:
                     521,053
               (iv)  Shared power to dispose or to direct the disposition of:
                     2,631,577 (1)

          Chapin:
          -------
          (a)  Amount beneficially owned: 2,631,577
          (b)  Percent of class: 13.9%
          (c)  Number of shares as to which such person has:
               (i)   Sole power to vote or direct the vote: 0
               (ii)  Shared power to vote or to direct the vote: 2,631,577 (1)
               (iii) Sole power to dispose or to direct the disposition of: 0
               (iv)  Shared power to dispose or to direct the disposition of:
                     2,631,577 (1)

          OBCC:
          -----
          (a)  Amount beneficially owned: 521,053
          (b)  Percent of class: 3.1%
          (c)  Number of shares as to which such person has:
               (i)   Sole power to vote or direct the vote: 521,053
               (ii)  Shared power to vote or to direct the vote: 2,631,577 (1)
               (iii) Sole power to dispose or to direct the disposition of:
                     521,053
               (iv)  Shared power to dispose or to direct the disposition of:
                     2,631,577 (1)

                Carver:
                -------
                (a)  Amount beneficially owned: 26,315
                (b)  Percent of class: .2%
                (c)  Number of shares as to which such person has:
                     (i)   Sole power to vote or direct the vote: 26,315
                     (ii)  Shared power to vote or to direct the vote: 2,631,577
                           (1)
                     (iii) Sole power to dispose or to direct the disposition
                           of: 26,315
                     (iv) Shared power to dispose or to direct the disposition of: 2,631,577 (1)

                McCammon:
                ---------
                (a)  Amount beneficially owned: 26,315
                (b)  Percent of class: .2%
                (c)  Number of shares as to which such person has:
                     (i)   Sole power to vote or direct the vote: 26,315
                     (ii)  Shared power to vote or to direct the vote: 2,631,577
                           (1)
                     (iii) Sole power to dispose or to direct the disposition
                           of: 26,315
                     (iv) Shared power to dispose or to direct the disposition of: 2,631,577 (1)

                Singleton:
                ----------
                (a)  Amount beneficially owned: 5,263
                (b)  Percent of class: .0%
                (c)  Number of shares as to which such person has:
                     (i)   Sole power to vote or direct the vote: 5,263
                     (ii)  Shared power to vote or to direct the vote: 2,631,577
                           (1)
                     (iii) Sole power to dispose or to direct the disposition
                           of: 5,263
                     (iv) Shared power to dispose or to direct the disposition of: 2,631,577 (1)

     (1) Represents shares of Common Stock held by affiliates and 2,631,577 shares of Common Stock held of record by OBCC, Tahoma, McCammon, and Carver. McCaw and Chapin, together with Carver and McCammon, are the Managers of Orca Bay, the Manager of Tahoma. In addition, McCaw controls the sole shareholder of OBCC. Power to vote or to direct the vote and power to dispose or direct the disposition of such shares may be deemed to be shared among all such persons due to their affiliation with Orca Bay, the Manager of Tahoma. Each of such persons disclaims beneficial ownership of such shares except to the extent of such person's respective pecuniary interest.

(8) The holding shown is as reported by Madrona Investment Partners, LLC ("Madrona") in a Schedule 13G filed February 24, 2000. Madrona is the Manager of the Madrona Venture Fund I-A, L.P. ("Fund I-A"), Madrona Venture Fund I-B, L.P. ("Fund I-B") Madrona Managing Director Fund, LLC ("Director LLC") and Paul Goodrich ("Goodrich"). The schedule 13G relates to shares of Series A Preferred Stock, $.01 par value with a stated value of $1,000 per share ("Series A Preferred Stock") convertible into common stock, $.01 par value ("Common Stock"). Each share of Series A Preferred Stock is convertible into shares of Common Stock of the Company at an initial conversion price of $210.526 per share of Common Stock, subject to anti-dilution protection. The total Common Stock covered by the Schedule 13G, when converted, equals 1,052,631 shares. In addition, the Schedule 13G relates to 263,158 shares of Common Stock issuable upon the exercise of warrants at an exercise price of $6.00 per share ("Warrant Shares"). The total converted shares of Common Stock from the Series A Preferred Stock and the Warrant Shares (1,315,789 shares) together represent 7.4% of the Common Stock, based on 16,347,890 shares outstanding as of the date of the
     Schedule 13G. According to the Schedule 13G filed by Madrona the following describes the ownership of Common Stock by the Reporting Person and its respective affiliated parties:

                Fund I-A:
                ---------
                (a)  Amount beneficially owned: 1,061,052
                (b)  Percent of class: 6.1%
                (c)  Number of shares as to which such person has:
                     (i)   Sole power to vote or direct the vote: 1,061,052
                     (ii)  Shared power to vote or to direct the vote: 1,315,789
                           (1) (2)
                     (iii) Sole power to dispose or to direct the disposition
                           of: 1,061,052
                     (iv) Shared power to dispose or to direct the disposition of: 1,315,789 (1) (2)

                Fund I-B:
                ----------
                (a) Amount beneficially owned 122,368
                (b) Percent of class: 1.0%
                (c) Number of shares as to which such person has:
                    (i)   Sole power to vote or direct the vote: 122,368
                    (ii)  Shared power to vote or to direct the vote: 1,315,789
                          (1) (2)
                    (iii) Sole power to dispose or to direct the disposition of:
                          122,368
                    (iv) Shared power to dispose or to direct the disposition of: 1,315,789 (1) (2)

                Director LLC:
                -------------
                (a) Amount beneficially owned 132,368
                (b) Percent of class: 1.0%
                (c) Number of shares as to which such person has:
                    (i)   Sole power to vote or direct the vote: 132,368
                    (ii)  Shared power to vote or to direct the vote: 1,315,789
                          (1) (2)
                    (iii) Sole power to dispose or to direct the disposition of:
                          132,368
                    (iv) Shared power to dispose or to direct the disposition of: 1,315,789 (1) (2)

                Partners LLC:
                ------------
                (a) Amount beneficially owned 1,315,789
                (b) Percent of class: 7.4%
                (c) Number of shares as to which such person has:
                    (i)   Sole power to vote or direct the vote: 0
                    (ii)  Shared power to vote or to direct the vote: 1,315,789
                          (1) (2)
                    (iii) Sole power to dispose or to direct the disposition of:
                          0
                    (iv) Shared power to dispose or to direct the disposition of: 1,315,789 (1) (2)

                Goodrich:
                ---------
                (a) Amount beneficially owned: 1,315,789
                (b) Percent of class: 7.4%
                (c) Number of shares as to which such person has:
                    (i)   Sole power to vote or direct the vote: 0
                    (ii)  Shared power to vote or to direct the vote: 1,315,789
                          (1) (2)
                    (iii) Sole power to dispose or to direct the disposition of:
                          0
                    (iv) Shared power to dispose or to direct the disposition of: 1,315,789 (1) (2)

      (1) Represents shares of Common Stock held of record by Directors LLC, Fund I-A and Fund I-B. Mr. Paul Goodrich is a Managing Director of Director LLC and Madrona.

      (2) Power to vote or direct the vote of , and power to dispose or direct the disposition of, these shares may be deemed to be shared among Fund I-A, Fund I-B, Director LLC, Madrona and Paul Goodrich, due to the affiliations among the reporting persons. Each of such persons disclaims beneficial ownership of such shares, except to the extent of such person's respective pecuniary interest, if any.

PROPOSAL 1

Election of Directors

The Board of Directors of the Company currently consists of eight directors classified into three classes. The table below sets forth the name, age, class and expiration of the term of the current Board of Directors.

------------------------------------------------------------------------------
          Name                    Age        Class         Expiration of Term
------------------------------------------------------------------------------
Paul B. Goodrich                   55          I                  2001
------------------------------------------------------------------------------
Howard Lee                         38          I                  2001
------------------------------------------------------------------------------
Ross K. Chapin                     47          I                  2001
------------------------------------------------------------------------------
Peter H. van Oppen                 48         II                  2002
------------------------------------------------------------------------------
Craig E. Tall                      54         II                  2002
------------------------------------------------------------------------------
Gary R. Christophersen             54         III                 2003
------------------------------------------------------------------------------
Douglas A. Swerland                55         III                 2001
------------------------------------------------------------------------------
Matthew A. Kursh                   36         III                 2001
------------------------------------------------------------------------------

If elected, Class I directors will serve until the Annual Meeting in 2004 and Class III directors will serve until the Annual Meeting in 2003.

All directors hold office until the Annual Meeting of shareholders at which their terms expire and the election and qualification of their successors.

The Board of Directors has unanimously nominated Mr. Lee, Mr. Swerland and Mr. Kursh for re-election to the Board. The holders of the Preferred Stock have nominated Mr. Chapin and Mr. Goodrich for re-election to the Board. Although the Board of Directors anticipates that all nominees will be available to serve as directors of the Company, should any of them not accept the nomination, or otherwise be unable or unwilling to serve, it is intended that proxies will be voted for the election of a substitute nominee designated by the Board of Directors, in the case of either Mr. Chapin or Mr. Goodrich, the holders of the Preferred Stock.

 The Board of Directors recommends a vote "FOR" the election of all nominees.

Unless otherwise instructed, it is the intention of the persons named in the accompanying form of proxy to vote shares represented by properly executed proxies for election of each director set forth above.

Security Ownership of Management

The following chart indicates ownership of the Company's Common Stock by each director of the Company, each executive officer named in the compensation tables appearing later in this Proxy Statement, and by all directors and executive officers as a group, all as of November 30, 2000.

                                                 Amount and Nature
                                                   of Beneficial     Percent of
Directors:                         Age               Ownership          Class
--------------------------------------------------------------------------------
Gary R. Christophersen (1)         54                911,865            5.4%

Howard Lee                         38                      0              *

Ross K. Chapin (2)                 47                 11,250              *

Paul B. Goodrich (3)               55                 11,250              *

Matthew A. Kursh (4)               36                100,000              *

Douglas A. Swerland (5)            55                128,813              *

Craig E. Tall (6)                  54                168,469            1.0%

Peter H. van Oppen (7)             48                 94,250              *

Additional Named Executives:
----------------------------

Michael F. Lass (8)                               46       364,197        2.2%

Gary T. Tashjian (9)                              47        43,118         *

Annette F. Bailey (10)                            43        80,066         *

William C. Ledbetter (11)                         55        10,253         *

 All current directors and executive officers
    as a group (12 persons) (12)                         1,923,531       11.3%

----------------------------
        *    Percent of class is less than 1%

        (1) Includes options to purchase 44,062 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000. Does not include 22,275 shares of Common Stock held in trust for Mr. Christophersen's minor children, beneficial ownership of which Mr. Christophersen disclaims.

        (2) Includes options to purchase 11,250 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000. Does not include common stock equivalents related to preferred stock listed above under "Voting Securities and Principal Holders", beneficial ownership of which Mr. Chapin disclaims, except to the extent of such person's respective pecuniary interest.

        (3) Includes options to purchase 11,250 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000. Does not include common stock equivalents related to preferred stock listed above under "Voting Securities and Principal Holders", beneficial ownership of which Mr. Goodrich disclaims, except to the extent of such person's respective pecuniary interest.

        (4) Includes options to purchase 100,000 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000.

        (5) Includes options to purchase 117,000 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000.

        (6) Includes options to purchase 137,250 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000.

        (7) Includes options to purchase 56,250 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000.

        (8) Includes options to purchase 28,124 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000.

        (9) Includes options to purchase 26,250 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000.

        (10) Includes options to purchase 41,749 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000.

        (11) Includes options to purchase 8,708 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000.

        (12) Includes options to purchase 581,893 shares of Common Stock which are currently exercisable or exercisable within 60 days of September 30, 2000.

Gary R. Christophersen has been the Company's Chairman since July 2000. From August 1988 until being named as Chairman, he served as the Company's President and Chief Executive Officer. Mr. Christopersen joined the Company in January 1982 as Vice President-Operations and has served as a Director of the Company since 1982. From May 1983 to August 1988, Mr. Christophersen was a Senior Vice President of the Company and its General Manager.

Howard Lee has been the Company's President and Chief Executive Officer since November 2000. Prior to joining PhotoWorks, Mr. Lee was with the Go.Com division of the Walt Disney Company where he was Senior Vice President of Disney Direct and Vertical Commerce. While at Disney, Mr. Lee was entrusted with the Disney Catalog and the e-commerce sites, including the DisneyStore.com, NASCARstore.com and ESPNstore.com. Prior to joining Disney, Mr. Lee was Vice President, Internet Commerce and Operations for Hanover Direct, a company that has direct to consumer and e-commerce sales of over $600 million. While at

Hanover, Mr. Lee was responsible for online-commerce sites for all of the company's catalog titles including Domestications, Gumps, and Company Store.

Paul B. Goodrich became a director in February 2000. Mr. Goodrich is a Managing Director of Madrona Venture Group, LLC, an early-stage venture capital firm focused on the Internet economy in the Northwest. Mr. Goodrich was formerly the Seattle Partner for a Chicago-based venture capital firm and a Partner with Perkins Coie, a Seattle law firm. He is a director of ClassMates.com, DailyShopper.com, GreaterGood.com, Netstock Direct Corporation, and Senada.com.

Ross K. Chapin became a director in February 2000. Mr. Chapin is a principal with Orca Bay Partners, a private equity investment firm headquartered in Seattle, Washington, which he co-founded in 1998. Prior to Orca Bay, he was a founder of Capstan Parners, a Seattle-based management buyout firm. In additional to being a principal investor, he has experience with Ragen MacKenzie and Paine Webber as an investor banker. Mr. Chapin sits on the boards of Lang Manufacturing Company, Flow Solutions, Inc., and Skeltech, Inc.

Matthew A. Kursh became a director of the Company in April 2000. Mr. Kursh started his career as president and co-founder of Clearview Software, which he sold to Apple Computer in 1989. Mr. Kursh then co-founded and was CEO of eShop Corporation, one of the first companies to offer platforms and services for online shopping. eShop's customers included such leading companies as AT&T, Tower Records, Spiegel, 1-800-Flowers and the Good Guys. eShop was later acquired by Microsoft where Mr. Kursh ran Sidewalk, HomeAdvisor and MSN.com. Mr. Kursh left Microsoft in 1999 to focus on creative projects and work with start-up companies.

Douglas A. Swerland became a Director of the Company in October 1988. In October 2000, Mr. Swerland became a principal and Managing Director of Alan & Associates, business consultants. Mr. Swerland had been the founder and Chairman of SAVI, Inc., a clothing superstore specializing in men's retail apparel and accessories from 1993 to 2000. Mr. Swerland had previously been employed by Jay Jacobs, Inc., the operator of a chain of specialty retail apparel stores, in various capacities beginning in 1969, and as President and a director from 1978 to 1993.

Craig E. Tall became a Director of the Company in October 1988. In June 1999, Mr. Tall was named Vice Chair at Washington Mutual, Inc. From September 1990 until June 1999, Mr. Tall was an Executive Vice President of Washington Mutual, Inc., a bank holding company. In addition, since April 1987, Mr. Tall has been an Executive Vice President of Washington Mutual Bank.

Peter H. van Oppen became a Director of the Company in October 1988. Since February 1994, Mr. van Oppen has been Chairman and Chief Executive Officer of Advanced Digital Information Corporation ("ADIC"), a developer and manufacturer of network storage solutions. ADIC was a wholly-owned subsidiary of Interpoint Corporation, a diversified publicly-traded manufacturer, until it was spun-off as a separate public company in October 1996. Mr. van Oppen served as a Director of Interpoint from 1984 to 1996, President and Chief Executive Officer from 1989 to 1996 and Chairman and Chief Executive Officer from 1995 through October 1996. Mr. van Oppen is also a Director of ADIC, Spacelabs Medical, Inc., a provider of integrated healthcare information systems and medical devices, and Key Technology, Inc., a manufacturer of automated inspection and sorting systems, and Western Wireless Corporation - a wireless telecommunications provider.

Board and Committee Meetings

The Board of Directors of the Company held a total of thirteen meetings during the fiscal year ended September 30, 2000. Each of the incumbent Directors attended at least 75% of the aggregate of the total number of meetings held by the Board of Directors and by all committees of the Board of Directors on which they served.

The Board of Directors has an Audit Committee which consists of Messrs. Chapin, Swerland, and van Oppen. The Committee is governed by a charter adopted by the Board of Directors on May 30, 2000, a copy of which is attached hereto as Appendix A. Pursuant to the charter, the function of the Audit Committee is:

 .    to provide the opportunity for direct communication between the Board of
     Directors and the Company's internal and external auditors;

 .    to monitor the design and maintenance of the Company's system of internal accounting controls;

 .    to select, evaluate and replace the external auditors;

 .    to review the results of internal and external audits as to the reliability and integrity of financial and operating information and the systems established to monitor compliance with the Company's policies, plans and procedures and with laws and regulations; and

 .    to review the relationships between the Company and the external auditors to ascertain the independence of the external auditors.

  The Audit Committee held three meetings during fiscal 2000.

The Board of Directors has a Compensation Committee which consists of Messrs. Goodrich, Kursh, and Tall. The Committee is responsible for establishing the policies which govern the compensation of executive officers of the Company, setting compensation levels for the Chairman and Chief Executive Officer, and reviewing the compensation packages for other executive officers recommended by the Chief Executive Officer. The Compensation Committee has been appointed by the Board of Directors to administer the Company's stock option and stock purchase plans. The Compensation Committee held one meeting during fiscal 2000.

The Board of Directors does not have a standing nominating committee. The Board of Directors will consider written proposals from shareholders for nominees or directors which are submitted to the Secretary of the Company in accordance with the procedures contained in this proxy statement under the caption, "Proposals of Shareholders."

Directors' Compensation

Currently, Directors who are not employees of the Company are each paid $500 each quarter and $200 for each Board of Directors meeting attended and $100 for each telephonic meeting of the Board. In addition, Directors are entitled to reimbursement for reasonable travel expenses, including lodging, incurred in connection with attendance at Board meetings. Pursuant to the terms of the Company's 1987 Stock Option Plan, each Director who is not an employee of the Company is automatically granted an option to purchase 11,250 shares of the Company's Common Stock, annually on the first Wednesday of March. Such options have an exercise price equal to the fair market value of the Common Stock on the date of grant and become exercisable in full at the end of the fiscal year in which they are granted.

Certain Transactions

In fiscal 2000, Mr. Kursh was granted the following options to purchase shares of the Company's Common Stock:

     50,000 options granted May 30, 2000 with an exercise price of $3.06 - Exercisable September 30, 2000

     50,000 options granted July 25, 2000 with an exercise price of $2.78 - Exercisable March 30, 2001

     50,000 options granted July 25, 2000 with an exercise price of $12.00 - Exercisable September 30, 2001

     50,000 options granted July 25, 2000 with an exercise price of $12.00 - Exercisable March 30, 2002

     50,000 options granted August 29, 2000 with an exercise price of $4.50 - Exercisable September 30, 2000

In addition, Mr. Kursh was paid $50,000 in connection with consulting services provided to the Company during fiscal year 2000.

The Company and Mr. Christophersen have entered into an employment agreement as more fully described under "Employment Agreements".

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires directors, certain officers and greater-than-10% shareholders ("Reporting Persons") of all publicly-held companies to file certain reports ("Section 16 Reports") with respect to beneficial ownership of such companies' equity securities.

Based solely on its review of the Section 16 Reports furnished to the Company by its Reporting Persons and, where applicable, any written representation by them that no Form 5 was required, all Section 16(a) filing requirements applicable to the Company's Reporting Persons during and with respect to fiscal 2000 have been complied with on a timely basis.

Remuneration of Executive Officers

The following table sets forth certain information concerning the compensation paid by the Company for services rendered during fiscal years 2000, 1999 and 1998 to any person who served as Chief Executive Officer during fiscal 2000, and executive officers of the Company as of September 30, 2000, whose total salary and bonus exceeded $100,000 in fiscal 2000 (the "Named Executive Officers"):

                           Summary Compensation Table

                                                                                Long Term
                                                                              Compensation
                                                                                  Awards
                                                                            ------------------
Name and                            Fiscal      Annual Compensation        Securities Underlying     All Other
                                                -------------------
Principal Position                  Year      Salary             Bonus            Options         Compensation (1)
------------------------------------------------------------------------------------------------------------------
Gary R. Christophersen              2000     $206,223        $  150,000           70,000           $   6,178
  Chairman and Director             1999      179,856                 0           33,750               8,884
                                    1998      150,483            30,588           33,750               8,989

Michael F. Lass                     2000     $150,496        $   17,691           55,000           $   5,028
  Vice President - Operations       1999      138,033            22,849           11,250               8,174
                                    1998      132,390            14,737           11,250               8,747

Gary T. Tashjian (2)                2000     $134,615        $        0           60,000           $   4,579
  Vice President - Marketing        1999      120,000            14,454           30,000               1,199
                                    1998       41,538             1,739           22,500                 367

Annette F. Bailey                   2000     $102,982        $   12,000           40,000           $   3,667
  Vice President - Human            1999       88,049            17,739           16,250               5,276
  Resources and Organizational      1998       78,817             9,500           11,250               5,432
  Development

William C. Ledbetter                2000     $105,828        $   11,208           55,000           $   3,469
  Vice President - Information      1999       86,400            12,238            7,167               5,085
  Technology Services               1998       83,017             5,840                0                 893

_____________________

        (1) These amounts represent Company contributions to the PhotoWorks 401K Plan and payments for term life insurance, short-term disability insurance and long-term disability insurance.

        (2) Mr. Tashjian resigned as Vice President - Marketing in August 2000 with an effective termination date of November 30, 2000.

Employment Agreements

The Company and Mr. Gary Christophersen are parties to an employment agreement dated August 16, 2000 (the "agreement"). The agreement expires on June 30, 2001, unless sooner terminated pursuant to the terms of the agreement. Mr. Christophersen's annual base salary, effective June 30, 2000 under the agreement is $250,000. In addition, Mr. Christophersen was awarded a bonus of $150,000 subject to certain length of service provisions.


Option Grants in Last Fiscal Year

The Company has stock option plans pursuant to which options to purchase Common Stock are granted to officers and key employees of the Company. The following tables show stock option grants and exercises pertaining to the named Executive Officers of the Company during fiscal year 2000, and the year-end potential realizable value of all their outstanding options.


                                               Individual Options Granted                Potential Realizable
                                            -----------------------------------
                         Number of        % of Total                                       Value at Assumed
                        Securities          Options                                      Annual Rates of Stock
                        Underlying        Granted to                                    Price Appreciation For
                          Options        Employees in     Exercise      Expiration          Option Term (3)
                                                                                           -----------------
                        Granted (1)       Fiscal Year    Price (2)          Date              5%            10%
----------------------------------------------------------------------------------------------------------------
Gary R. Christophersen   20,000             1.44%          $4.531       01/18/2005       $ 25,038       $ 55,328
                         50,000             3.60%          $4.875       04/05/2005       $ 67,344       $148,812

Michael F. Lass          15,000             1.08%          $4.531       01/18/2005       $ 18,779       $ 41,496
                         40,000             2.88%          $4.875       04/05/2005       $ 53,875       $119,049

Gary T. Tashjian         30,000             2.16%          $3.437       11/11/2004       $ 10,587       $ 21,674
                         30,000             2.16%          $4.875       04/05/2005       $  7,313       $ 14,625

Annette F. Bailey        15,000             1.08%          $4.531       01/18/2005       $ 18,779       $ 41,496
                         25,000             1.80%          $4.875       04/05/2005       $ 33,672       $ 74,406

William C. Ledbetter     25,000             1.80%          $3.125       10/20/2004       $ 21,584       $ 47,696
                         30,000             2.16%          $4.875       04/05/2005       $ 40,406       $ 89,287

----------------------------

        (1) The Company's stock option plans are administered by the Compensation Committee of the Board of Directors, which determines to whom options are granted, the number of shares subject to each option, the vesting schedule and the exercise price. The options granted in fiscal year 2000 vest in equal annual installments over four years. Options granted to officers of the Company from the Company's 1987 Stock Option Plan may be exercised for a period of 190 days following termination of employment. Options granted to officers of the Company from the Company's 1999 Stock Incentive Compensation Plan may be exercised for a period of three months following termination of employment.

        (2) All options are granted with an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. The exercise price may be paid by delivery of shares already owned by the option holder with a market value equal to the aggregate exercise price. With the permission of the Compensation Committee, the exercise price may also be paid by withholding shares that would otherwise be received by the option holder.

        (3) Potential realizable value is based on the assumption that the stock price of the Common Stock appreciates at the annual rate shown (compounded annually) from the date of grant until the end of the five year option term. These values are calculated based upon requirements of the Securities and Exchange Commission and do not reflect the Company's estimate or projection of future stock price performance. The actual value realized may be greater or less than the realizable value set forth in this table.

        The vesting of options may be accelerated at the discretion of the administrator of the option plans.

                Aggregated Option Exercises in Last Fiscal Year
                       and Fiscal Year End Option Values

The following table sets forth certain information as of September 30, 2000, regarding options to purchase Common Stock held as of September 30, 2000, by each of the Named Executive Officers, as well as the exercise of such options during the fiscal year ended September 30, 2000. In addition, the following table reports the values for in-the-money options, which values represent the positive spread between the exercise price of such options and the fair market value of the Company's Common Stock as of September 30, 2000.


                                                           Number of Securities          Value of Unexercised
                                                      Underlying Unexercised Options     In-the-Money Options
                       Shares Acquired      Value       at September 30, 2000 (2)     at September 30, 2000 (3)
                                                      -----------------------------  ----------------------------
                       Upon Exercise     Realized (1) Exercisable/   Unexercisable   Exercisable/  Unexercisable
-----------------------------------------------------------------------------------------------------------------
Gary R. Christophersen             0             $0         44,062         112,188             $0             $0

Michael F. Lass                    0             $0         28,124          71,876             $0             $0

Gary T. Tashjian                   0             $0         18,750          93,750             $0             $0

Annette F. Bailey                  0             $0         41,749          60,626             $0             $0

William C. Ledbetter               0             $0          1,791          60,376             $0             $0

----------------------------

        (1) Value realized is calculated by subtracting the exercise price of the option from the market value of a share of the Company's Common Stock on the date of exercise and multiplying the difference thereof by the number of shares purchased.

        (2) Future exercisability is subject to vesting and the option holder remaining employed by the Company.

        (3) The exercise price of all outstanding options held by the Named Executive Officers at September 30, 2000 was greater than the closing price of the Common Stock reported on the Nasdaq National Market System on September 30, 2000.

Compensation Committee Report on Executive Compensation

The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Compensation Committee of the Board of Directors (the "Committee") for fiscal year 2000, consisted of three members of the Board who are all non-employee directors of the Company. The Committee is responsible for establishing the policies which govern the compensation of executive officers of the Company, setting compensation levels for the Chairman and Chief Executive Officer and reviewing the compensation packages for other executive officers recommended by the Chief Executive Officer. The goal of the Committee in administering executive compensation is to create a compensation plan which (i) rewards individual performance, (ii) aligns the interests of the executive with the immediate and long-term interests of the shareholders of the Company, (iii) ties a significant portion of compensation to improvements in the Company's financial performance and (iv) assists the Company in attracting and retaining key executives critical to the long-term success of the Company.

The compensation package provided to executive officers consists primarily of base salary, incentive bonus and long-term incentive in the form of stock options.

         Base Salary. The Committee bases the combination of base salary and
         -----------
incentive bonus paid to the Chairman and Chief Executive Officer on the approximate range of cash remuneration paid to executives performing similar duties for companies of comparable size in the Pacific Northwest. Although generally available data on the compensation of chief executive officers in the Pacific Northwest is considered, the experience of the members of the Committee and their knowledge of the community and industry practice have been the primary bases for this determination. During fiscal year 2000, the Chairman and Chief Executive Officer's base compensation was increased to $250,000.

         Base salaries for executive officers other than the Chairman and CEO are determined annually by the CEO and reviewed by the Committee. In determining salary adjustments for executive officers, the CEO considers the individual officer's historical performance against his or her job responsibilities and personal compensation packages provided to executives performing similar duties for companies of comparable size in the Pacific Northwest, the rate of inflation, salary adjustments to be awarded to other executive officers of the Company and other subjective factors.

         Incentive Bonus. The Company has an annual incentive compensation plan
         ---------------
pursuant to which executive officers and other managers, supervisory and professional personnel (approximately 150 persons during fiscal 2000) are eligible to receive cash bonuses based on the Company's and their personal performance during the year (the "Incentive Plan"). The factors used in determining payments under the Incentive Plan are a specified percentage of each participant's base salary ("eligible base salary"), his or her performance against personal performance goals, and a Company Performance Percentage comprised of target goals for the Company. The Incentive Plan sets eligible base salary percentages for the Chairman and CEO at 50 to 60 percent and all other executive officers at 30 percent. The portion of each participant's eligible base salary which will be multiplied by the Company Performance Percentage for the year is determined based on points awarded for each participant's actual performance against his or her personal performance goals. Performance goals for each executive officer are determined by the CEO at the beginning of the fiscal year and reviewed by the Committee. Examples of individual performance goals for fiscal 2000 included Corporate transition goals, online customer goals, Web Site traffic goals, net revenue targets, product releases, shareholder value, marketing goals, technology goals, labor costs, gross margin percentage, administrative and overhead expenses. Incentive bonuses generally declined in fiscal 2000 based on the Company's Performance Percentage. Subjective assessments of performance may result in adjustments in individual awards.

         Stock Option Plans. The Committee administers the Company's stock
         ------------------
option plans under which options to purchase the Company's Common Stock may be granted in an effort to align the interests of management with those of shareholders and provide a reward for long-term performance. Historically, options granted by the Company have been granted with an exercise price equal to the market price of the Company's stock on the date of grant. Accordingly, options will have value to the holder only if the Company's stock price increases. Outstanding options generally become exercisable at a rate of 25% per year. All grants are subject to possible acceleration of vesting in connection with certain events leading to a change in control of the Company. Options are granted from time to time to executive officers and other management and supervisory personnel based on recommendations of the CEO. The number of shares of Common Stock subject to each grant is set at a level intended to create a meaningful opportunity for stock ownership based on the executive officer's current position with the Company, the base salary associated with that position, the average size of comparable awards to executive officers in similar positions within the industry and the executive officer's personal performance in recent periods. The Compensation Committee also takes into account the number of vested and unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that executive officer. However, the Compensation Committee does not adhere to any specific guidelines as to the relative option holdings of the Company's executive officers.

Under the Omnibus Budget Reconciliation Act of 1993, the federal income tax deduction for certain types of compensation paid to the chief executive officer and four other most highly compensated executive officers of publicly held companies is limited to $1 million per officer per fiscal year unless such compensation meets certain requirements. The Committee is aware of this limitation and believes no compensation paid by the Company during fiscal 2000 will exceed the $1 million limitation.


                                               COMPENSATION COMMITTEE
                                               Paul B. Goodrich, Chairman
                                               Matthew A. Kursh
                                               Craig E. Tall


Compensation Committee Interlocks and Insider Participation

During the fiscal year ended September 30, 2000, the Compensation Committee of the Board of Directors consisted of Messrs. Swerland, Tall, van Oppen, Goodrich and Kursh. None of these individuals has served at any time as an officer or employee of the Company.

Audit Committee Report

The Audit Committee of the Board of Directors (the "Committee") for fiscal year 2000 consisted of Messrs. Chapin, Swerland and van Oppen. Each of the Committee members meets the independence and financial literacy requirements established by the NASDAQ.

The following is a report of the audit committee with respect to the Company's audited financial statements for the fiscal year ended September 30, 2000, which include the consolidated balance sheets of the Company as of September 30, 2000 and September 25, 1999, and the related consolidated statements of operations, stockholder's equity and cash flows for each of the three year in the period ended September 30, 2000, and the notes thereto. The information contained in this report shall not be deemed to be "soliciting material" or to be "filed" with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the 1934 Securities Exchange Act, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

Review with Management

The audit committee has reviewed and discussed the Company's audited financial statements with management.

Review and Discussion with Independent Accountants

The audit committee has discussed with Ernst & Young LLP, the Company's independent accountants, the matters required to be discussed by SAS 61 (Codification of Statements on Accounting Standards) which includes, among other items, matters related to the conduct of the audit of the Company's financial statements.

The audit committee has also received written disclosures and the letter from Ernst & Young LLP required by Independence Standards Board Standard No. 1 (which relates to the accountant's independence from the Company and its related entities) and has discussed with Ernst & Young LLP their independence from the Company.

Conclusion

Based on the review and discussions referenced to above, the Committee recommended to the Company's Board that the Company's audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended September 30, 2000.


                               SUBMITTED BY THE AUDIT COMMITTEE OF
                               THE BOARD OF DIRECTORS

                               Ross K. Chapin, Chairman
                               Douglas A. Swerland
                               Peter H. van Oppen

Stock Price Performance Graph

Shown on this page is a line-graph comparing cumulative total shareholder return on PhotoWorks, Inc. Common Stock for each of the last five fiscal years to the cumulative total return for the Nasdaq Composite Index and the Nasdaq Retail Index. This cumulative return includes the reinvestment of cash dividends.


         $100 invested on 9/30/95 in stock or index-including reinvestment of dividends Fiscal year ending September 30.




MEASUREMENT PERIOD         PHOTOWORKS            NASDAQ           NASDAQ
(FISCAL YEAR COVERED)         INC.         COMPOSITE INDEX     RETAIL INDEX

        1995                  $100                 $100           $100
        1996                   150                  119            120
        1997                   111                  163            137
        1998                    31                  166            117
        1999                    42                  270            140
        2000                    29                  359            104

PROPOSAL 2.

Approval of an Amendment to the 1999 Stock Incentive Compensation Plan to Increase the Number of Shares Available for Issuance

         The Board has approved, subject to shareholder approval, an amendment to the 1999 PhotoWorks, Inc. Stock Incentive Compensation Plan (the "Incentive Plan") which increases the number of shares available for issuance under the Incentive Plan from 800,000 shares of Common Stock to 1,300,000. At November 30, 2000, 385,000 shares had been granted under the Incentive Plan and 415,000 remain available for grant. The Board of Directors believes that the use of equity incentive compensation is an important element in attracting and retaining qualified employees, directors and consultants. The exercise price of many of the options granted under the Incentive Plan are significantly below the current market price of the Common Stock. The Board believes that it must be able to continue to grant equity incentives if the Company is going to be able to retain the management and employees who are critical to the long-term success of the Company.

         The following description of the Incentive Plan is a summary and so is qualified by reference to the complete text of the Incentive Plan, which is available at the Securities and Exchange Commission website, www.sec.gov, or upon request of the Company.

Summary Description of the Incentive Plan

         The Incentive Plan may be administered either by the Board or a Committee of the Board (in either case, the "Committee"). The Committee will have broad discretion to determine the amount and type of awards and terms and conditions of the awards. Individual grants will generally be based on a person's present and potential contribution to the Company. As of November 30, 2000, the Company had approximately 698 employees, 6 non-employee directors and 2 consultants, agents, advisors and independent contractors who are eligible to participate in the Incentive Plan. Since the grant of awards is based upon a determination made by the Committee after a consideration of various factors, the Company currently cannot determine the nature and amount of any awards that will be granted in the future to any eligible individual or group of individuals. However, the maximum number of shares that can be granted under the Incentive Plan during any calendar year to any executive officer whose compensation is required to be disclosed pursuant to the rules and regulations under the Exchange Act (generally, the chief executive officer and the four other most highly compensated executive officers) is 375,000, except that the Company may make additional one-time grants to newly hired participants of up to 375,000 shares per such participant. In addition, the maximum number of shares that can be granted to a non-employee director of the Company during any calendar year is generally limited to 50,000 unless approved by the board of directors. The Company believes that with these limitations and other provisions of the Incentive Plan, options granted under the Incentive Plan will generate "qualified performance-based compensation" within the meaning of section 162(m) of the Internal Revenue Code and will therefore not be subject to the $1,000,000 cap on deductibility for federal income tax purposes of certain compensation payments in excess of $1,000,000. See "Certain Federal Income Tax Consequences" below.

         Awards may be granted in the form of incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended ("the "Code"), nonqualified stock options ("NQOs") (each ISO or NQO, an "Option," and collectively, "Options"), stock appreciation rights, stock awards in the form of restricted stock ("Restricted Stock"), or other arrangements determined by the Committee. Any award may be granted either alone or in tandem with other awards granted under the Incentive Plan. The option price of ISOs must be equal to or greater than the fair market value of the Common Stock on the date of grant (or 110% of the fair market value in the case of employees who own more than 10% of the Common Stock). The option price of NQOs may not be less than the fair market value of the Common Stock on the date of grant. The Committee may condition the grant of the award upon the attainment of specified performance goals or other criteria, which need not be the same for all participants. No ISOs may be granted under the Incentive Plan on or after November 23, 2009, but ISOs outstanding under the Incentive Plan may extend beyond that date.

         The Board expects to adopt a standing policy which provides for an automatic annual grant to each non-employee director of an option to purchase shares of Common Stock at an exercise price equal to the market price of the Common Stock on the annual grant date. This grant would replace the annual grants under the Company's 1987 Stock Option Plan. See "Director Compensation" at page 12 above. Although the amount of the annual grant has not been determined, it is likely to be similar to the annual grant under the 1987 Stock Option Plan.

         Options. Options granted under the Incentive Plan may be ISOs or NQOs. The exercise price of ISOs may not be less than the fair market value of the shares subject to the ISO on the date of grant. The term of any ISO granted under the Incentive Plan may not exceed ten years. In addition, ISOs are subject to certain other limitations in order to take advantage of the favorable U.S. tax treatment that may be available for ISOs.

         Restricted Stock. Restricted Stock awards consist of non-transferable shares of Common Stock of the Company which may be subject to a right of purchase by the Company. The Committee may provide for the lapse of the transfer restrictions over a period of time, or may accelerate or waive such restrictions, in whole or in part, based on service, performance or other criteria determined by the Committee.

         Stock Appreciation Rights. A stock appreciation right will give the holder the right to receive an appreciation distribution in an amount equal to the excess of the fair market value of the number of shares of Common Stock covered by the right over the exercise price per share subject to the right. Stock appreciation rights may be granted separately or in tandem with a related Option. Payment may be made in a combination of shares of Common Stock or in cash, as determined by the Committee.

         The consideration payable upon issuance or exercise of an award and any taxes related to an award must generally be paid in cash or check. However, the Committee, in its sole discretion, may authorize payment by the tender of Common Stock already owned by the participant, or by delivery of other property, including securities of the Company. In addition, for officers and directors of the Company, the Committee may, in its sole discretion, assist in the payment of the exercise price by extending a loan, allowing payment in installments, or guaranteeing a loan from a third party. The Company generally will not receive any consideration upon the grant of any awards. Awards generally may be exercised at any time within three months after termination of a participant's employment by, or consulting relationship with, the Company (but, only to the extent exercisable or payable at the time of termination). However, if termination is due to the participant's death or disability, the award generally may be exercised for one year. Except as authorized by the Committee, no award shall be assignable or otherwise transferable by a participant other than by will or by the laws of descent and distribution.

         The Committee may adjust the performance goals and measurements applicable to awards. The Committee also may waive in whole or in part any or all restrictions, conditions, vesting or forfeiture with respect to any award granted under the Incentive Plan. The Board may amend, alter or discontinue the Incentive Plan or any award at any time, except that the consent of a participant is required if the participant's rights under an outstanding award would be impaired. In addition, the shareholders of the Company must approve any amendment, alteration or discontinuance of the Incentive Plan that would (i) increase the total number of shares reserved under the Incentive Plan, (ii) with respect to provisions solely as they relate to ISOs, to the extent required for the Incentive Plan to comply with Section 422 of the Code, (iii) to the extent required by other applicable laws, rules or regulations or (iv) to the extent that the Board otherwise concludes that shareholder approval is advisable.

         The Incentive Plan constitutes an unfunded plan for incentive and deferred compensation. The Company is not required to create trusts or arrangements to meet its obligations under the Incentive Plan to deliver stock or make payments.

         In the event of a "change in control" of the Company, as defined in the Incentive Plan, in which the outstanding options do not remain outstanding or are not assumed by the surviving entity or replaced with a comparable options, the vesting of outstanding awards under the Incentive Plan will, unless the applicable agreement with respect to the award or the Committee determines otherwise, subject to certain limitations, be accelerated. A "change in control" is defined to include (i) a merger or consolidation of the Company in which more than 50% of the voting power of the Company's outstanding stock outstanding after the transaction is owned by persons who were not shareholders immediately prior to such transaction, and (ii) the sale or transfer of all or substantially all of the Company's assets.

Certain Federal Income Tax Consequences

         The following summary of federal income tax consequences is based upon existing statutes, regulations and interpretations thereof. The applicable rules are complex, and income tax consequences may vary depending upon the particular circumstances of each plan participant. This proxy statement describes federal income tax consequences of general applicability, but does not purport to describe particular consequences to each individual plan participant, or foreign, state or local income tax consequences, which may differ from the United States federal income tax consequences.

         Incentive Stock Options

         Awards and Exercise of Options. ISOs are intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code of 1986, amended (the "Code"). ISOs may be granted only to employees of the Company (including directors who are also employees). The recipient of an Option (the "Optionee") does not recognize taxable income upon either the grant or exercise of an ISO. However, the excess of the fair market value of the shares purchased upon exercise over the Option exercise price (the "Option Spread") is includable in the Optionee's "alternative minimum taxable income" ("AMTI") for purposes of the alternative minimum tax ("AMT"). The Option Spread is generally measured on the date of exercise and is includable in AMTI in the year of exercise. Special rules regarding the time of AMTI inclusion may apply for shares subject to a "substantial risk of forfeiture" (including, in the case of each person subject to the reporting requirements of Section 16 of the Exchange Act, any limitations on resale of shares imposed under Section 16(b) of the Exchange Act). In addition, when stock is acquired subject to a "substantial risk of forfeiture", an Optionee's holding period for purposes of determining whether any capital gain or loss on sale is long-term will generally not begin until the restriction lapses or the Optionee files an election under
Section 83(b) of the Code (a "Section 83(b) Election").

         Sale of Option Shares. If an Optionee holds the shares purchased under an ISO for at least two years from the date the ISO was granted and for at least one year from the date such shares were transferred to the Optionee, any gain from a sale of the shares other than to the Company should be taxable as capital gain. Under these circumstances, the Company would not be entitled to a tax deduction at the time the ISO was exercised or at the time the stock was sold. If an Optionee were to dispose of stock acquired pursuant to an ISO before the end of the required holding periods (a "Disqualifying Disposition"), the amount by which the market value of the stock at the time the ISO was exercised exceeded the exercise price (or, if less, the amount of gain realized on the sale) would be taxable as ordinary income, and the Company would be entitled to a corresponding tax deduction. Such income is subject to information reporting requirements and may become subject to withholding. Gain from a Disqualifying Disposition in excess of the amount required to be recognized as ordinary income is capital gain. Optionees are required to notify the Company promptly after making a Disqualifying Disposition. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

         Exercise With Stock. If an Optionee pays for ISO shares with shares of the Company acquired under an ISO or a qualified employee stock purchase plan ("statutory option stock"), the tender of shares is a Disqualifying Disposition of the statutory option stock if the above described (or other applicable) holding periods respecting those shares have not been satisfied. If the holding periods with respect to the statutory option stock are satisfied, or the shares were not acquired under a statutory stock option of the Company, then any appreciation in value of the surrendered shares is not taxable upon surrender. Special basis and holding period rules apply where previously owned stock is used to exercise an ISO.

         Nonqualified Stock Options

         Award; Exercise. An Optionee is not taxable upon the award of a NQO. Federal income tax consequences upon exercise will depend upon whether the shares thereby acquired are subject to a "substantial risk of forfeiture." If the shares are not subject to a substantial risk of forfeiture, or if they are so restricted and the Optionee files a Section 83(b) Election with respect to the shares, the Optionee will have ordinary income at the time of exercise measured by the Option Spread on the exercise date. The Optionee's tax basis in the shares will be their fair market value on the date of exercise, and the holding period for purposes of determining whether capital gain or loss upon sale is long- or short-term also will begin on that date. If the shares are subject to a substantial risk of forfeiture and no Section 83(b) Election is filed, the Optionee will not be taxable upon exercise, but instead will have ordinary income, on the date stock is no longer subject to a substantial risk of forfeiture, in an amount equal to the difference between the amount paid for the shares under the Option and their fair market value as of the date of lapse; in addition, the Optionee's holding period will begin on the date of lapse.

         Whether or not the shares are subject to a substantial risk of forfeiture, the amount of ordinary income taxable to an Optionee who was an employee at the time of grant constitutes "supplemental wages" subject to withholding of income and employment taxes by the Company, and the Company receives a corresponding income tax deduction.

         Sale of Option Shares. Upon sale, other than to the Company, of shares acquired under a NQO, an Optionee generally will recognize capital gain or loss to the extent of the difference between the sale price and the Optionee's tax basis in the shares, which will be long-term gain or loss if the employee's holding period in the shares is more than one year. If stock is sold to the Company rather than to a third party, the sale may not produce capital gain or loss. A sale of shares to the Company will constitute a redemption of such shares, which could be taxable as a dividend unless the redemption is "not essentially equivalent to a dividend" within the meaning of the Code.

         Exercise with Stock. If an Optionee tenders Common Stock (other than statutory option stock -- see above) to pay all or part of the exercise price of a NQO, the Optionee will not have a taxable gain or deductible loss on the surrendered shares. Instead, shares acquired upon exercise that are equal in value to the fair market value of the shares surrendered in payment are treated as if they had been substituted for the surrendered shares, taking as their basis and holding period the basis and holding period that the Optionee had in the surrendered shares. The additional shares are treated as newly acquired with a zero basis.

         If the surrendered shares are statutory option stock as described above under "Incentive Stock Options", with respect to which the applicable holding period requirements for favorable income tax treatment have not expired, then the newly acquired shares substituted for the statutory option shares should remain subject to the federal income tax rules governing the surrendered shares, but the surrender should not constitute a "disqualifying disposition" of the surrendered stock.

         Section 162(m) Limitations

         Section 162(m) of the Code limits to $1,000,000 per person the amount that the Company may deduct for compensation paid to any of its most highly compensation executive officers in any year after 1993. Under current regulations, compensation received through the exercise of an option will not be subject to the $1,000,000 limit if the option and the plan meet certain requirements. One such requirement is that the plan must state the maximum number of shares with respect to which option may be granted to any employee during a specified period. Accordingly, the Incentive Plan provides the no participant, with certain exceptions, may granted options to acquire more than 375,000 shares in any year.

         Shareholders are being asked to approve the increase to the number of shares available for issuance under the Incentive Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock and Preferred Stock of the Company, voting together, represented and voting at the Annual Meeting is required to approve the amendment to the Incentive Plan.

 The Board recommends a vote "FOR" approval of the amendment to the Incentive
                                     Plan.

MISCELLANEOUS MATTERS

Independent Auditors

The Company has selected Ernst & Young LLP to continue as its independent auditors for the current year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and have the opportunity to make a statement if they so desire and respond to appropriate questions.

Other Business

As of the date of this Proxy Statement, management knows of no other business which will be presented for action at the meeting. If any other business requiring a vote of the shareholders should come before the meeting, the persons designated as your proxies will vote or refrain from voting in accordance with their best judgment.

Proposals of Shareholders

The Company's Bylaws provide that advance notice of nominations for the election of directors at a meeting of shareholders must be delivered to or mailed and received by the Company ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders or, in the case of a special meeting of shareholders to elect directors, the close of business on the 10th day following the date on which notice of such meeting is first given to shareholders. The Bylaws also provide that advance notice of proposals to be brought before an annual meeting by a shareholder must be submitted in writing and delivered to or mailed and received by the Company not later than ninety (90) days prior to the date one year from the date of the immediately preceding annual meeting of shareholders.

Each notice of a nomination or proposal of business must contain, among other things, (i) the name and address of the shareholder who intends to make the nomination or proposal; (ii) a representation that the shareholder is a holder of record of stock of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice or to vote at the meeting for the proposal; (iii) a description of all arrangements or understandings between the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder and any material interest of such shareholder in any proposal to be submitted to the meeting; (iv) such other information regarding each nominee or proposals as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission; and (v) with respect to any nominations, the consent of each nominee to serve as a director of the Company if elected.

A copy of the full text of the provisions of the Company's Bylaws dealing with shareholder nominations and proposals is available to shareholders from the Secretary of the Company upon written request.

Shareholders who intend to have a proposal considered for inclusion in the Company's proxy materials for presentation at the 2002 Annual Meeting must submit the proposal to the Company no later than September 1, 2001. Shareholders who intend to present a proposal at the 2002 Annual Meeting without inclusion of such proposal in the Company's proxy materials are required to provide notice of such proposal to the Company no later than November 7, 2001. The Company reserves the right to reject, rule out of order, or take appropriate action with respect to any proposal that does not comply with these and other applicable requirements.

                                        By Order of the Board of Directors

                                        /s/ Loran Cashmore Bond
                                        Loran Cashmore Bond

                                        Secretary

December 29, 2000
Seattle, Washington

                                                                      APPENDIX A

                            AUDIT COMMITTEE CHARTER
                     Adopted by the Board of Directors of
                               PhotoWorks, Inc.
                             Adopted May 30, 2000

Composition:

The audit committee shall be composed of three or more directors, as determined by the board of directors. Each of the committee members shall meet the independence and financial literacy requirements of NASDAQ unless the Board determines that no more than one individual who does not meet the independence requirements would bring valuable financial or accounting experience to the committee. In addition, at least one of the members shall have past employment experience in finance or accounting, requisite professional certification in accounting, or any other comparable experience or background which results in the individual's financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

Unless a chair is designated by the board of directors, the committee members may appoint their own chair by majority vote.

Responsibilities

1. Recommend to the board of directors the selection of the independent auditor, evaluate the performance of the independent auditor and, if so determined by the audit committee, recommend to the board of directors replacement of the independent auditor; it being acknowledged that the independent auditor is ultimately accountable to the board of directors and the audit committee, as representatives of the stockholders.

2. Ensure the receipt of, and evaluate, the written disclosures and the letter that the independent auditor submits to the audit committee regarding the auditor's independence in accordance with Independence Standards Board Standard No. 1, discuss such reports with the auditor and, if so determined by the audit committee in response to such reports, recommend that the board of directors take appropriate action to address issues raised by such evaluation.

3. Discuss with the independent auditor the matters required to be discussed by SAS 61, as it may be modified or supplemented.

4. Instruct management, the independent auditor and the internal auditor that the committee expects to be informed if there are any subjects that require special attention or if they perceive any significant weaknesses in the company's information and reporting systems.

5. Meet with management and the independent auditor to discuss the annual financial statements and the report of the independent auditor thereon, and to discuss significant issues encountered in the course of the audit work, including restrictions on the scope of activities, access to required information and the adequacy of internal financial controls.

6. Review the management letter delivered by the independent auditor in connection with the audit.

7. Meet quarterly with management and the independent auditor to discuss the quarterly financial statements prior to the filing of the Form 10Q; provided that this responsibility may be delegated to the chairman of the audit committee.

8. Meet at least once each year in separate executive sessions with management and the independent auditor to discuss matters that any of them or the committee believes could significantly affect the financial statements and should be discussed privately.

9. Have such meetings with management and the independent auditor as the committee deems appropriate to discuss significant financial risk exposures facing the company and management's plans for monitoring and controlling such exposures.

10. Review significant changes to the company's accounting principles and practices proposed by the independent auditor or management.

11. Conduct or authorize such inquiries into matters within the committee's scope of responsibility as the committee deems appropriate. The committee shall be empowered to retain independent counsel and other professionals to assist in the conduct of any such inquiries.

12. Provide minutes of audit committee meetings to the board of directors, and report to the board of directors on any significant matters arising from the committee's work.

13. At least annually, review and reassess this charter and, if appropriate, recommend proposed changes to the board of directors.

14. Prepare the report required by the rules of the Securities and Exchange Commission to be included in the company's annual proxy statement.

15. In the performance of its responsibilities, the audit committee is the representative of the shareholders. However, it is not the responsibility of the audit committee to plan or conduct audits, or to determine whether the company's financial statements are complete and accurate or in accordance with generally accepted accounting principles.

                               PHOTOWORKS, INC.
                      (Formerly Seattle FilmWorks, Inc.)
                                     PROXY

              Proxy Solicited on behalf of the Board of Directors for the Annual Meeting of the Shareholders to be held February 6, 2001


     The undersigned hereby appoints Howard Lee and Loran Cashmore Bond, and each of them, as Proxies, with full power of substitution, and hereby authorizes them to represent and vote, as directed below, all the shares of Common Stock of PHOTOWORKS, INC. held of record by the undersigned on December 7, 2000, at the Annual Meeting of Shareholders to be held February 6, 2001, or any adjournment or postponement thereof.


               (Continued, and to be signed on the other side.)

________________________________________________________________________________
                             FOLD AND DETACH HERE

                                                                                                          Please mark
                                                                                                          your votes as
                                                                                                          indicated in      [X]
                                                                                                          this example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.
1. ELECTION OF DIRECTORS:         FOR all          WITHHOLD        2. To approve                FOR      AGAINST   ABSTAIN
Election of the following      nominees listed     AUTHORITY       an amendment                 [__]       [_]       [_]
nominees to serve their          (except as     to vote for all    to the Company's
term or until their             marked to the       nominees       1999 Stock Incentive
respective successor is          contrary)          listed         Compensation Plan
elected and qualified.              [_]               [_]          to increase by 500,000
                                                                   the aggregate number of
Class I nominee to serve                                           shares of Common Stock
a three year term:                                                 available for issuance
Nominee:   Howard Lee                                              under the plan.

Class III nominees to serve
a two year term:
Nominees:   Matthew A. Kursh
            Douglas A. Swerland



INSTRUCTIONS: To withhold authority to vote for any individual nominee,            "Please Mark Inside Boxes so that Data
              write that nominee's name in the space provided below:                Processing Equipment will Record Your Vote."
--------------------------------------------------------------------------
                                                                                    In their discretion, the Proxies are authorized
                                                                                    to vote upon such other business as may properly
                                                                                    come before the meeting or any adjournments or
                                                                                    postponements thereof. This Proxy, when properly
                                                                                    executed, will be voted in the manner directed
                                                                                    herein by the undersigned. IF NO DIRECTION IS
                                                                                    MADE, THIS PROXY WILL BE VOTED "FOR" ITEMS 1 AND
                                                                                    2.

Signature(s) _________________________________________________________________________     Dated _________________________, 2001
NOTE: Please sign exactly as your name appears on your stock certificate. When shares are held jointly, each person should sign.
When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. An authorized person should sign on behalf of corporations, partnerships, and associations and give his or her title.
------------------------------------------------------------------------------------------------------------------------------------
                                                       FOLD AND DETACH HERE